Exhibit 10.12
CONTRIBUTION AGREEMENT
BY AND AMONG
Leo Halpert
as Contributor;
AND
Asset Capital Corporation, Inc.
a Maryland Corporation,
as Acquirer

TABLE OF CONTENTS

ARTICLE I THE CONTRIBUTION		1

1.1	Contribution of Ownership Interests	1
1.2	Consideration	1

ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS		1

2.1	Representations and Warranties of Acquirer	1
2.2	Representations and Warranties of Contributor	3
2.3	Covenants of Acquirer	6
2.4	Covenants of Contributor	6

ARTICLE III CONDITIONS PRECEDENT TO THE CLOSING		7

3.1	Conditions to Acquirer’s Obligations	7
3.2	Conditions to Contributor’s Obligations	8

ARTICLE IV CLOSING AND CLOSING DOCUMENTS		8

4.1	Closing	8
4.2	Contributor’s Deliveries	8
4.3	Acquirer’s Deliveries	9
4.4	Fees and Expenses; Closing Costs	9

ARTICLE V MISCELLANEOUS		10

5.1	Notices	10
5.2	Entire Agreement; Modifications and Waivers; Cumulative Remedies	11
5.3	Exhibits	11
5.4	Successors and Assigns	11
5.5	Article Headings	11
5.6	Governing Law	11
5.7	Counterparts	11
5.8	Survival	11
5.9	Severability	12
5.10	Attorneys’ Fees	12

EXHIBITS

A	Assignment and Assumption Agreement
B	FIRPTA Certificate for Individual Contributor

CONTRIBUTION AGREEMENT
     THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of this 21st day of June, 2005 by and between Leo Halpert ( the “Contributor”); and Asset Capital Corporation, Inc., a Maryland corporation (“Acquirer”).
RECITALS
     A. Century South Investors LLC, a Maryland limited liability company (the “LLC”) is a tenant-in-common with the Contributor of certain land located at 20111 Century Boulevard in Germantown, Maryland (the “Land”) and the office buildings and related improvements located thereon (the “Improvements”), which Land and Improvements (collectively, the “Property”) are more commonly known as the Century South property.
     B. The Contributor desires to contribute all of his rights, title and interests in the Property (the “Ownership Interests”) to Acquirer, on the terms and conditions hereinafter set forth.
     C. Acquirer desires to acquire the Ownership Interests from the Contributor, on the terms and conditions hereinafter set forth.
AGREEMENT
     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I
THE CONTRIBUTION
     1.1 Contribution of Ownership Interests. The Contributor agrees to contribute, transfer, assign and convey all of its Ownership Interests to Acquirer, and Acquirer agrees to acquire and accept transfer of the Ownership Interests pursuant to the terms and conditions set forth in this Agreement. The Ownership Interests shall be transferred to Acquirer free and clear of any and all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, voting agreements, claims, and any other matters affecting title thereto.
     1.2 Consideration. The total consideration (the “Consideration”) for which the Contributor agrees to contribute and assign the Ownership Interest to Acquirer, and which Acquirer agrees to pay or deliver to the Contributor, subject to the terms of this Agreement, shall be cash equal to $647,620
ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS
     2.1 Representations and Warranties of Acquirer. Acquirer hereby represents and warrants unto the Contributor that the following statements are true, correct, and complete in all material respects as of the date of this Agreement and will be true, correct, and complete in all material respects as of the Closing Date:

          (a) Organization and Power. Acquirer is a corporation duly organized and validly existing under the laws of the State of Maryland, and has full right, power, and authority to conduct its business as presently proposed to be conducted, to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Acquirer of its obligations under this Agreement have been duly authorized by all requisite action of Acquirer and require no further action or approval of Acquirer or of any other individuals or entities to constitute this Agreement as a binding and enforceable obligation of Acquirer, assuming due authorization, execution and delivery of this Agreement by the Contributor, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and by general principles of equity. Acquirer is duly qualified to do business and is in good standing in each jurisdiction where such qualification is required.
          (b) Noncontravention. None of the entry into, the performance of, or the compliance with, this Agreement by Acquirer has resulted, or will result, in any violation of, default under, or the acceleration of, any obligation under the Acquirer’s articles of amendment and restatement, amended and restated bylaws, or any mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Acquirer.
          (c) Litigation. The Acquirer has not received any notice of, and there is no action, suit, claim, litigation, investigation or proceeding, pending or known to be threatened, against or affecting Acquirer or its assets and properties in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) would reasonably be expected to materially and adversely affect the business, financial position, or results of operations (a “Material Adverse Effect”) of Acquirer, or (iii) would reasonably be expected to materially and adversely affect the ability of Acquirer to perform its obligations hereunder, or under any document to be delivered pursuant hereto.
          (d) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Acquirer has been obtained.
          (e) Shares Validly Issued. The Acquirer has authorized 200,000,000 shares of Common Stock and 50,000,000 shares of preferred stock. The Shares, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and fully paid and nonassessable.
          (f) Bankruptcy with respect to Acquirer. No Act of Bankruptcy has occurred with respect to Acquirer. As used herein, “Act of Bankruptcy” shall mean if a party hereto shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any action for the purpose of effecting any of the foregoing.
          (g) Brokerage Commission. Acquirer has not engaged the services of, nor has it or will it or the Contributor become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by Acquirer. Acquirer hereby agrees to indemnify and hold the Contributor and their employees, directors, members, partners, affiliates and agents, if applicable, harmless against any claims, liabilities, damages or expenses arising out of a breach of this Section 2.1(g). This indemnification shall survive Closing or any termination of this Agreement.
          (h) No Material Misrepresentations. This Section 2.1 does not, as of the date of this Agreement, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in this Section 2.1, in the light of the circumstances under which they were made, not misleading.
          (i) Compliance with Laws. The Acquirer is not in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such default or violation that could not reasonably be expected to have a Material Adverse Effect.
     2.2 Representations and Warranties of Contributor. The Contributor hereby represents and warrants unto Acquirer that each and every one of the following statements is true, correct, and complete in all material respects as of the date of this Agreement and will be true, correct, and complete in all material respects as of the Closing Date:
          (a) Organization and Power. The Contributor is an individual residing in the state noted on his respective signature page. The Contributor has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by the Contributor of his obligations hereunder require no action or approval of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Contributor, assuming due authorization, execution and delivery of this Agreement by the Acquirer, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and by general principles of equity.

          (b) Noncontravention. None of the entry into, the performance of, or the compliance with, this Agreement by the Contributor has resulted, or will result, in any violation of, default under, or acceleration of, any obligation under any limited liability company agreement, operating agreement, regulation, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Contributor or to the Ownership Interests.
          (c) Litigation. There is no action, suit, claim, or proceeding pending or threatened against or affecting the Contributor in any court, or before any arbitrator, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) would reasonably be expected to have a Material Adverse Effect on the Contributor, (iii) would reasonably be expected to materially and adversely affect the ability of the Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (iv) would reasonably be expected to create a lien on the Ownership Interests, any part thereof, or any interest therein, or (v) would reasonably be expected to adversely affect the Ownership Interests, any part thereof, or any interest therein.
          (d) Ownership of the Property. The Contributor owns good and marketable title to the Ownership Interests free and clear of all liens, encumbrances, covenants, restrictions, easements, rights of way, claims, rights and other matters whatsoever, other than the following (the “Permitted Exceptions”):
(i) utility and drainage easements of record which will not materially impair the value of the Property or the ability of Acquirer to use the same for Acquirer’s intended use;
(ii) zoning and building laws, ordinances, resolutions and regulations;
(iii) ad valorem real estate taxes and assessments for public improvements, in each case not due and payable;
(iv) any matter relating to title or survey not objected to by Acquirer;
(v) any title exception created directly by any act or omission of Acquirer or its representatives, agents, employees or invitees; and
(vi) all documents entered into in connection with the Mortgage Loan (as defined below).
     Except for those to be acquired by the Acquirer in connection with this Agreement, there are no rights to purchase, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or similar understandings of any kind outstanding (i) relating to any interest in the Ownership Interests, or (ii) to purchase, transfer or to otherwise acquire, or to in any way encumber, the Ownership Interests. The Contributor does not have any commitment or legal obligation, absolute or contingent, to any other individual, corporation, limited liability company, partnership, trust or other entity (“Person”) other than the Acquirer to sell, sign, transfer or effect a sale of any right, title or interest in or to the Ownership Interests.
          (e) Patriot Act Representations. The Contributor is not, (i) included on any Government List, (ii) a Person who has been determined by competent authority to be subject to the prohibitions contained in the Presidential Executive Order No. 13224 or any other similar prohibitions contained in the rules and regulations of the OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) have not been indicted or convicted of any Patriot Act Offenses, or (iv) are not currently under investigation by any governmental authority for alleged criminal activity. For purposes of this Agreement, (i) “Government List” means (A) the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (B) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or (C) any similar list maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America; (ii) “OFAC” means the Office of Foreign Asset Control, U.S. Department of the Treasury, (iii) “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws, and (iv) “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism, (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act and also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, any of the foregoing.
          (f) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with, any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Contributor has been obtained or will be obtained on or before the Closing Date.
          (g) Tax Matters. The Contributor represents and warrants that it has had the opportunity to obtain from its own counsel advice regarding the tax consequences of (i) the transfer of its Ownership Interests to Acquirer and the receipt of the Consideration as consideration therefor, and (ii) any other transaction contemplated by this Agreement. The Contributor further represents and warrants that it has not relied on Acquirer or Acquirer’s representatives or counsel for such tax advice.

          (h) Bankruptcy. No Act of Bankruptcy has occurred with respect to the Contributor.
          (i) Brokerage Commission. The Contributor has not engaged the services of, nor has it or will it or Acquirer become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by the Contributor. The Contributor hereby agrees to indemnify and hold Acquirer and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.
     2.3 Covenants of Acquirer. Acquirer agrees as follows:
          (a) Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Acquirer and the Contributor, the Acquirer shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as Contributor may reasonably require to consummate the transactions contemplated hereunder.
     2.4 Covenants of Contributor. The Contributor agrees as follows:
          (a) Actions Regarding Ownership Interests. Except as otherwise permitted hereby, from the date hereof until the Closing Date, the Contributor shall use reasonable commercial efforts not to take any action or fail to take any action within Contributor’s control the result of which would (i) have a Material Adverse Effect on the Ownership Interests, the Property, the Contributor’s ability to contribute, transfer, assign and convey the Ownership Interests to Acquirer or Acquirer’s ability to continue the ownership and operation thereof after the Closing Date in substantially the same manner as presently conducted or (ii) cause any of the representations and warranties contained in Section 2.2 to be untrue as of the Closing Date.
          (b) Confidentiality. The Contributor acknowledges that the matters relating to the Acquirer, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the “Information”) are confidential in nature. Therefore, the Contributor covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with the provisions of this Section 2.4) without Acquirer’s prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to the Contributor’s employees, legal counsel and financial advisors, each of whom shall be informed of the confidential nature of the Information. In the event that the Contributor or its key employees, legal counsel or financial advisors (collectively, the “Information Group”) are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify Acquirer promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 2.4. The Contributor acknowledges that remedies at law may be inadequate to protect Acquirer against any actual or threatened breach of this Section 2.4, and, without prejudice to any other rights and remedies otherwise available, the Contributor agrees to the granting of injunctive relief in favor of the Acquirer without proof of actual damages.
          (c) Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Acquirer and the Contributor, the Contributor shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as Acquirer may reasonably require to consummate the transactions contemplated hereunder.
ARTICLE III
CONDITIONS PRECEDENT TO THE CLOSING
     3.1 Conditions to Acquirer’s Obligations. In addition to any other conditions set forth in this Agreement, Acquirer’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to Acquirer’s obligations under this Agreement.
          (a) Contributor’s Obligations. The Contributor shall have performed all of its obligations hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to Acquirer, all of the documents and other information required of such Contributor pursuant to Section 4.2.
          (b) Contributor’s Representations and Warranties. The Contributor’s representations and warranties set forth in Section 2.2 shall be true and correct as if made again on the Closing Date, and Contributor shall have executed and delivered to Acquirer at Closing a certificate to the foregoing effect.
          (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.
          (d) Completion of Securities Offering. The closing of the first sale of shares of common stock of the Acquirer (the “Common Stock”) pursuant to the private placement of Common Stock of the Acquirer pursuant to a preliminary offering memorandum, dated as of May 31, 2005 (the “Securities Offering”) shall have been completed.
          (e) Mortgage Loan. The mortgage loan held by Branch Banking and Trust Company relating to the Property (the “Mortgage Loan”) shall be assumed by the Acquirer on the Closing Date, all fees and costs in connection with such assumption shall be borne by the

Acquirer, and all required consents and approvals in connection with the Mortgage Loan shall have been obtained prior to the Closing Date.
          (f) Consents. All necessary third party consents shall have been obtained.
     3.2 Conditions to Contributor’s Obligations. In addition to any other conditions set forth in this Agreement, the Contributor’s obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to the Contributor’s obligations under this Agreement.
          (a) Acquirer’s Obligations. Acquirer shall have performed all obligations of Acquirer hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to Contributor, all of the documents and other information required of Acquirer pursuant to Section 4.3.
          (b) Acquirer’s Representations and Warranties. Acquirer’s representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date, and Acquirer shall have executed and delivered to Contributor at Closing a certificate to the foregoing effect.
          (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.
          (d) Completion of Securities Offering. The closing of the first sale of shares of Common Stock pursuant to the Securities Offering shall have been completed.
          (e) Mortgage Loan. The Mortgage Loan shall be assumed by the Acquirer on the Closing Date, all fees and costs in connection with such assumption shall be borne by the Acquirer, and all required consents and approvals in connection with the Mortgage Loan shall have been obtained prior to the Closing Date.
ARTICLE IV
CLOSING AND CLOSING DOCUMENTS
     4.1 Closing. The consummation and closing (the “Closing”) of the transactions contemplated under this Agreement shall take place at the offices of Hunton & Williams LLP, Washington, D.C., or such other place as is mutually agreeable to the parties as soon as reasonably practicable following the satisfaction of the conditions set forth in Article III of this Agreement (the “Closing Date”), or as otherwise set by agreement of the parties.
     4.2 Contributor’s Deliveries. At the Closing, the Contributor shall deliver the following to Acquirer in addition to all other items required to be delivered to Acquirer by the Contributor:

          (a) Authority Documents. Evidence reasonably satisfactory to Acquirer that the Contributor has full right, power and authority to execute the documents required pursuant to this Agreement.
          (b) Assignment of Membership Interests. The Contributor shall have executed and delivered to Acquirer an Assignment and Assumption Agreement, in substantially the form of Exhibit A attached hereto (the “Assignment and Assumption Agreement”).
          (c) FIRPTA Certificate and Form W-9. An affidavit from the Contributor, in substantially the form of Exhibit B, as applicable, attached hereto, certifying pursuant to Section 1445 of the Code that such Contributor is not a foreign person (as defined in the Code and the Income Tax Regulations promulgated thereunder), in form and substance satisfactory to Acquirer, and if the Contributor is to receive Shares, properly completed IRS Form W-9.
          (d) Certificate of Representations and Warranties. The certificate required by Section 3.1(b).
          (e) Other Documents. All title affidavits, gap and non-imputation affidavits and indemnities, and any other document or instrument reasonably requested by Acquirer or required hereby.
     4.3 Acquirer’s Deliveries. At the Closing, Acquirer shall deliver the following to the Contributor:
          (a) Assumption of Membership Interest. Acquirer shall have executed and delivered to Contributor an Assignment and Assumption Agreement.
          (b) Authority Documents. Evidence reasonably satisfactory to Contributor that the person or persons executing the documents required pursuant to this Agreement on behalf of Acquirer have full right, power, and authority to do so.
          (c) Certificate of Representations and Warranties. The certificate required by Section 3.2(b).
          (d) Other Documents. Any other document or instrument reasonably requested by the Contributor or required hereby.
     4.4 Fees and Expenses; Closing Costs. Acquirer shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that the Contributor shall pay its own attorneys’ and consultants’ fees and expenses. The Acquirer shall be entitled to deduct and withhold from the Consideration otherwise payable to the Contributor pursuant to this Agreement such amounts as the Acquirer is required to deduct and withhold with respect to the making of such payment under the Code, the regulations thereunder, or other applicable law. To the extent that amounts are so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Contributor in respect of which such withholding was made.
          (a) Prior to the Closing Date, each owner of the Property shall be responsible for its share of all one time tenant improvement costs, tenant allowances, broker’s fees and commissions and all other costs and expenses associated with existing leases of the Property; provided, however, that Acquirer shall be responsible for all tenant improvement costs, tenant allowances, broker’s fees and commissions and other one time costs and expenses associated with new leases and new capital improvement projects of the Property entered into after the date of this Agreement with the consent of Acquirer.
          (b) Acquirer shall assume the Mortgage Loan on the Closing Date. However, Acquirer shall be solely responsible (and shall not receive any credit against the Purchase Price) for any lender fees, and other fees, costs and expenses, paid in connection with the assumption of the Mortgage Loan.
ARTICLE V
MISCELLANEOUS
     5.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party’s address as set forth in this Section. All notices to Acquirer shall be addressed as follows:
     Acquirer:
Asset Capital Corporation, Inc.
7315 Wisconsin Avenue, Suite 205 East
Bethesda, MD 20814
Telephone:    (301) 656-2333
Facsimile:    (301) 656-1960
Attn:    Barry E. Johnson
Contributor’s address for all purposes under this Agreement shall be that listed on such Contributor’s signature page.
     Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.
     5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to the Contributor or Acquirer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Contributor or Acquirer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to the Contributor or Acquirer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.
     5.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.
     5.4 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by Acquirer or the Contributor without the prior approval of the other party hereto. This Agreement shall be binding upon, and inure to the benefit of, the Contributor, Acquirer, and their respective legal representatives, successors, and permitted assigns.
     5.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.
     5.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the state of Maryland, without regard to conflicts of laws or choice of law principles.
     5.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.
     5.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date shall survive for a period of one (1) year from and after the Closing.

     5.9 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
     5.10 Attorneys’ Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.
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[SIGNATURES APPEAR ON FOLLOWING PAGES.]

     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

By:	/s/ Leo Halpert

Name: Leo Halpert

ADDRESS:

7104 Nevis Rd
Bethesda MD 20817

ACQUIRER:

Asset Capital Corporation, Inc., a Maryland corporation

By:	/s/ Barry E. Johnson

Name: Barry E. Johnson
Title: CFO, Secretary and Treasurer